Exhibit 3.3.101

United States of America
State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Division of Corporate & Consumer Services

To All to Whom These Presents Shall Come, Greeting:

I, RAY ALLEN, Deputy Administrator, Division of Corporate & Consumer Services, Department of Financial Institutions, do hereby certify that

PREMIUM THEATRE OF MAYFAIR, INC.

is a domestic corporation or a domestic limited liability company organized under the laws of this state and that its date of incorporation or organization is February 12, 1999.

I further certify that said corporation or limited liability company has, within its most recently completed report year, filed an annual report required under ss. 180.1622, 180.1921, 181.1622 or 183.0120 Wis. Stats., and that it has not filed article of dissolution.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department on January 13, 2006.

/s/ Ray Allen

RAY ALLEN, Deputy Administrator
Division Of Corporate & Consumer Services
Department of Financial Institutions

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

DFI/Corp/33

To validate the authenticity of this certificate

Visit this web address: http:/www.wdfi.org/apps/ccs/verify/

Enter this code:            21263-77F98FFD

DFI/CORP/38	United States of America
RECORD 2/00
State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

To All to Whom These Presents Shall Come, Greeting:

I, RAY ALLEN, Deputy Administrator, Division of Corporate & Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.

/s/ Ray Allen

RAY ALLEN, Deputy Administrator
Division of Corporate & Consumer Services Department of Financial Institutions

DATE: JAN 13 2006	BY: [ILLEGIBLE]

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

DFI/CCS/Corp

Form 2

WISCONSIN

7/96

ARTICLES OF INCORPORATION
Stock (for profit)

99 FEB 12 A10 : 54

Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Chapter 180 of the Wisconsin Statutes repealed and recreated by 1989 Wis. Act 303:

Article 1.

Name of Corporation: Premium Theatre of Mayfair, Inc.

Article 2. (See FEE information on reverse)

The corporation shall be authorized to issue 1,000 shares.

Article 3.

The street address of the initial registered office is:	44 East Mifflin Street
(The complete address, including street and number, if assigned, and ZIP code. P.O. Box address may be included as part of the address, but is insufficient alone.)	Madison, Wisconsin 53703

Article 4.

The name of the initial registered agent
at the above registered office is:                          C T CORPORATION SYSTEM

Article 5. Other provisions (OPTIONAL):

Article 6. Executed on	2/11/99	[STAMP]
(date)

Name and complete address of each incorporator:

1)	Elizabeth Pryor	2)	Jean Kerrigan
	2 Oliver Street		2 Oliver Street
	Boston, MA 02109		Boston, MA 02109

/s/ Elizabeth Pryor	/s/ Jean Kerrigan
(Incorporator Signature)	(Incorporator Signature)

This document was drafted by Philip J. Szabla  (name of individual required by law)

FILING FEE - $90.00 OR MORE

SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

Printed on Recycled Paper

(WISC. - 16 - 11/4/96)

FEB 15 12:00PM
#. A
175495 DCORP 90	90.00
FEB 15 12:00PM
#. B
175495 EXPED 25	25.00

PO35217

ARTICLES OF INCORPORATION	STATE OF WISCONSIN
FILED

FEB 15 1999

DEPARTMENT OF FINANCIAL INSTITUTIONS

Elizabeth [ILLEGIBLE] Pryor

C T Corporation System

2 Oliver ST.

Boston MA 02109